EXHIBIT (10.18)

TIER I   (BANCORP)


AMENDMENT TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
FIRST INTERSTATE BANCORP

	Reference is made to the Amended and Restated
Employment Agreement
between First Interstate Bancorp ("Employer") and
_____________________
("Employee"), effective as of _______________ (the
"Agreement").

	Terms which are defined in the Agreement shall have the same meaning in this
Amendment.

	1.	Paragraph 10(b) shall be amended by changing the
reference to "(b)"
to a reference to "(b)(1)" and inserting the words
"Employee's base salary may not be
reduced and" after the words "In addition" in the third sentence.

	2.	The following paragraph shall be added as
paragraph 10(b)(2) after
paragraph 10(b)(1):

	"10(b)(2) If prior to a Change in Control, Employee's duties have been modified in connection with or in anticipation of any Change in Control (a
"Modification"), whether or not such Change in Control is consummated, the determination of whether there has been any change, addition to, or taking away from the scope of Employee's duties after a Change in Control shall be made with reference to Employee's duties prior to such Modification.
Accordingly, following a Change in
Control, Employee, if still then employed, may treat the Modification as a material breach of this Agreement provided that following the Change in Control the Employee is offered a position or continues in a position which represents a change, addition to, or taking away from the scope of the duties in existence prior to the Modification. The
Employee may treat the Modification as a material breach of this Agreement if within
60 days of the Change in Control he or she is not offered a position with duties equivalent to the duties in existence prior to the Modification. The damages provided for by this Agreement and the amount of such damages shall be calculated without reference to any changes in Employee's compensation or benefits that occurred in connection with the Modification in Employee's duties."

	3.	Paragraph 10(c) is amended by changing the third
sentence thereof to
read as follows:

	"If Employee is terminated for a reason other than one listed in the second preceding sentence, First Interstate shall be treated as having breached this Agreement and Employee shall be entitled to the payments described in subparagraphs (d) and (k) below (as damages and not as penalty for such breach)."

	4.	Paragraph 10(d)(1)(B) of the Agreement is
amended to read as
follows:

	"(B)      the largest aggregate amount of the bonuses
awarded to Employee in
respect of the 1993, 1994 or 1995 plan year under all of the Employer's or First
Interstate's incentive plans in which Employee was then participating (whichever year's bouses were largest in the aggregate)."

	5.	Paragraph 10 of the Agreement is amended by
changing the flush
language immediately following subparagraph 10(d)(3) to read as follows:

"The single sum actuarial equivalents described above shall be determined using the interest rate and mortality table set forth in the Pension Plan for purposes of converting benefits to lump sum payments. If Employee is terminated and simultaneously retires under the Pension Plan, the actuarial equivalents shall be calculated on the basis of the actual and hypothetical benefits then payable. In addition, for the purpose of calculating actuarial equivalents, if Employee is terminated but does not simultaneously retire under the Pension Plan, calculations shall be made by assuming that Employee's retirement occurs on the first day that Employee is eligible to retire under the plan in question and then discounting the benefit to which Employee would then be entitled back to the date of Employee's termination. Consistent with the crediting of additional years of Service and Benefit Service and age under certain plans, the hypothetical retirement date and benefits payable under such plans shall be determined by taking the additional years into account for the purpose of computing the retirement date and increased benefits under such plans. Nothing contained herein shall affect the application of any provisions regarding offsets or non-duplication of benefits applicable to any of the nonqualified deferred compensation plan benefits referred to herein. Upon payment of the amount described under clause (2)(B) above, no further benefits shall be payable to Employee under the plans described therein."

	6.	Paragraph 10(f)(4) is amended by deleting "50%"
and inserting "60%"
in its place.



	7.	Paragraph 10 of the Agreement is amended by
adding the following as
paragraph 10(k):

	"(k) Immediately following termination of employment, First
Interstate shall pay to the Employee under this paragraph 10 a lump sum in the amount of $30,000 for the purpose of obtaining professional financial planning advice."

	8.	Paragraph 10 is amended by adding the following
as paragraph 10(1):

	"(1) For purposes of this paragraph 10, if Employer terminates
Employee's employment prior to the date of a Change in Control and such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or
(ii) otherwise occurred in connection with or in anticipation of a Change in
Control, then Employee's employment will be deemed to have terminated on or within two years after a Change in Control and Employee shall be entitled to the payments described in subparagraph (d)."

	9.	The Agreement is amended by adding the following
as paragraph 20:

	"20.	Legal Fees. Employer shall pay or reimburse
Employee, as
incurred, for all reasonable legal fees and expenses, including reasonable attorneys' fees and expenses as a result of any litigation or other proceeding
(other than a proceeding covered by paragraph 10(g) or paragraph 14) between
Employer and Employee with respect to the subject matter of this Agreement and the enforcement of rights hereunder, provided, that such litigation or proceeding results in any

		(a) settlement, requiring Employer to make a payment to
Employee, or

		(b)  judgment or order in favor of Employee,
regardless of
whether such judgment or order is subsequently reversed on appeal or in a collateral proceeding.

In order to carry out the intent of the preceding sentence, Employer shall advance Employee the amount of such fees and expenses as incurred and
Employee shall be obligated to repay such advances without interest unless the proviso at the end of the preceding sentence is satisfied."

	10.	The Agreement is amended by adding the following
as paragraph 21:

	"21.	Calculation of Benefits.  All calculations in
respect of
payments to be made or benefits to be provided under this Agreement, which may become payable to Employee, shall be performed at Employer's expense by
Ernst & Young LLP; provided that, Ernst & Young LLP shall have no authority to determine whether or not payments are owed under the Agreement but shall only have the authority to determine the amount of the payments to be made if it is otherwise determined that Employer owes amounts to employee.
The determination of Ernst & Young LLP shall be binding and conclusive upon
Employee and Employer."

		The effective date of this Amendment shall be January 21, 1996;
provided, however, that in the event of a transaction that is intended to comply with
"pooling of interest" accounting rules, the amendments set forth in paragraphs 6 and 8 above shall have no effect, and shall not be a part of the Agreement, if such amendment would prevent the transaction from so complying. Except as herein modified, the
Agreement shall remain in full force and effect.

						FIRST INTERSTATE BANCORP


						By:
______________________
							         [Title]



	_________________________
						              [Employee]




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